UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2019

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

722 Columbia Avenue Franklin, Tennessee 37064 (Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-236-2265

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on March 29, 2019, the administrative agent for a shared national credit (“SNC”) in which Franklin Financial Network, Inc. (the “Company”) is one of several lenders issued a notice of default and reservation of rights to the borrower. The SNC and defaults are more fully described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 8, 2019.

As a result of continued uncertainty as to the ultimate resolution of the cited defaults, the Company has determined that an additional specific reserve for the remaining balance of this credit relationship in the amount of approximately $6.3 million will be allocated to this SNC, meaning the full balance of the relationship has either been charged-off or is now subject to a specific reserve, and will be included in the provision for loan and lease losses during the second quarter of 2019. Additionally, due to the level of credit impairment of this relationship, the Company will recognize a charge-off of $7.5 million during the second quarter of 2019. The Company allocated the specific reserve and estimated the amount of the relationship to be charged-off based on information available to the Company at this time. The circumstances related to the SNC defaults are fluid, and the Company intends to address events as they develop. Further details on the Company’s SNC portfolio, overall credit quality and an overall update on business results will take place as a part of the planned earnings release on July 24, 2019, as well as during the planned earnings conference call on July 25, 2019.

The Company will host a live webcast on Thursday, July 25, 2019, at 8:00 a.m. CT to review its financial results, business outlook for the firm and other matters. The second quarter 2019 earnings release will be available on the Investor Relations page of Franklin Synergy Bank’s website at www.FranklinSynergyBank.com.

To access the call for audio only, please call 1-844-378-6480. For the presentation materials and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank’s website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one calendar year following the presentation.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Christopher J. Black
Christopher J. Black
Executive Vice President and Chief Financial Officer

Date: July 19, 2019